                                                                  Exhibit 10.17


                          UNITED INDUSTRIES CORPORATION
                             STOCK OPTION AGREEMENT

                  THIS STOCK OPTION AGREEMENT (the "AGREEMENT") is entered into as of May 21, 1999, by and between UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "COMPANY"), and D. Garrad Warren, III ("OPTIONEE") pursuant to the United Industries Corporation 1999 Stock Option Plan (the "PLAN"). The Company and Optionee are referred to collectively herein as the "PARTIES." Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

                  THE PARTIES AGREE AS FOLLOWS:

         1.                GRANT OF OPTIONS AND EFFECTIVE DATE.

                  1.1 GRANT. The Company hereby grants to Optionee pursuant to the Plan an option (the "OPTION") to purchase all or any part of an aggregate of 50,000 shares (the "CLASS A SHARES") of the Company's Class A Voting Common Stock, par value $0.01 per share, and 50,000 shares (the "CLASS B SHARES" and, together with the Class A Shares (the"SHARES") of the Company's Class B Non-Voting Common Stock, par value $0.01 per share (collectively, "COMMON STOCK"), on the terms and conditions set forth herein and in the Plan as in effect on the Grant Date (as defined below), the terms of which are incorporated herein by reference.

                  1.2 GRANT DATE. The Grant Date of this Option is May 21, 1999 (the "GRANT DATE").


         2. EXERCISE PRICE. The exercise price for the Shares of Common Stock covered by this Option shall be $5.00 per share (the "EXERCISE PRICE").

         3. ADJUSTMENT AND TERMINATION OF OPTIONS. Subject to the restrictions, and under the circumstances described, in the Plan and this Agreement, the Company shall adjust the number and kind of Shares and the Exercise Price thereof, and this Option shall be terminated in certain circumstances, in accordance with the provisions of the Plan.

         4.       EXERCISE OF OPTIONS.

                  4.1      WHEN EXERCISABLE.

                           (a) RATE OF EXERCISE FOR 5-YEAR OPTIONS. Optionee's
                  right to exercise this Option as to 33,333 of the Shares (16,666.5 Class A Shares and 16,666.5 Class B Shares) subject thereto (the "5 YEAR OPTIONS") shall vest ratably over the



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                  five (5) year period commencing on the Grant Date in
                  accordance with the following schedule if (but only if) Optionee is employed by the Company or any of its Subsidiaries as of each such date:

                                                            CUMULATIVE SHARES OF
                     DATE                                   5 YEAR OPTION VESTED
                     ----                                   --------------------
1st Anniversary of Grant Date                                      6,666.6
2nd Anniversary of Grant Date                                     13,333.2
3rd Anniversary of Grant Date                                     19,999.8
4th Anniversary of Grant Date                                     26,666.4
5th Anniversary of Grant Date                                      33,333

Notwithstanding any provision to the contrary in this SECTION 4.1(A), but subject to the other restrictions in the Plan and this Agreement, in the event of a Sale (as defined below) prior to the fifth anniversary of the Grant Date, the 5 Year Options shall become vested and immediately exercisable.

                  (b)      RATE OF EXERCISE ON TARSAP OPTIONS.

                           (i) Optionee shall not be vested with the right to
                  exercise this Option with respect to 66,667 of the Shares (33,333.5 Class A Shares and 33,333.5 Class B Shares) (the "TARSAP SHARES") subject thereto (the "TARSAP OPTIONS") until ten (10) years after the Grant Date, at which time Optionee shall acquire the vested right to exercise the TARSAP Options and purchase one hundred percent (100%) of the TARSAP Shares if (but only if) Optionee is an employee of the Company or any of its Subsidiaries as of such date.

                           (ii) ACCELERATION OF TARSAP OPTIONS. Notwithstanding
                  the foregoing, if on and after the publication of each written determination by the Board of Directors of the Company (the "BOARD") or a committee thereof which is authorized to do so that the Company has met at least ninety percent (90%) of its objective for EBITDA (as defined below) (100% of the Company's objective referred to herein as the "PERFORMANCE GOALS") with respect to any fiscal year commencing with the fiscal year ending December 31, 1999 and continuing for each of the four fiscal years thereafter (which Performance Goals are set forth on ANNEX I attached hereto), then (subject to the other restrictions in the Plan and this Agreement), Optionee shall acquire the vested right to exercise the TARSAP Options to purchase ten percent (10%) of the TARSAP Shares, and for each additional one percent (1%) achievement over ninety percent (90%) of the


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                  Performance Goals for any such fiscal year, as so
                  determined, Optionee shall acquire the vested right to exercise the TARSAP Options to purchase an additional one percent (1%) of the TARSAP Shares, but no more than twenty percent (20%) of the TARSAP Shares in respect of each full fiscal year. Additionally, on and after publication of a written determination by the Board or a committee thereof which is authorized to do so that the Company has met at least eighty seven and one-half percent (87.5 %) of its Performance Goals for the fiscal year ending December 31, 2003 and at least ninety percent (90%) of its cumulative Performance Goals for the five fiscal years ending December 31, 2003 ("FIVE YEAR PERFORMANCE GOALS"), then subject to the other restrictions in the Plan and this Agreement, (i) Optionee shall acquire the vested right to exercise the TARSAP Options to purchase fifty percent (50%) of the TARSAP Shares as to which Optionee had not otherwise acquired the vested right to exercise, and (ii) for each additional one percent (1%) achievement over ninety percent (90%) of the Five Year Performance Goals, as so determined, Optionee shall acquire the vested right to exercise this TARSAP Option to purchase an additional five percent (5%) of the TARSAP Shares as to which Optionee has not otherwise acquired the vested right to exercise (such additional exercise rights pursuant to clauses (i) and (ii) above are referred to herein as the "ADDITIONAL EXERCISE RIGHTS"). Such determinations shall be made by the Board or such committee within ten (10) days after receipt of audited financial statements for each fiscal year. The Board's or committee's determination as to whether the Company has met such objectives shall be final and not subject to dispute. In addition, the Board or a committee thereof shall have complete discretion to modify such objectives from time to time for any year or years to reflect business combinations or dispositions, fiscal year changes, purchases or sales of assets or any other circumstances the Board or committee thereof deems relevant. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, excluding any non-recurring or extraordinary items, as determined in accordance with generally accepted accounting principles, consistently applied.

                           (iii) ACCELERATION UPON SALE. Notwithstanding any
                  provision to the contrary in this SECTION 4.1(b), but subject to the other restrictions in the Plan and this Agreement, in the event of a Sale (as defined below) prior to December 31, 2003, the TARSAP Options shall become vested and immediately exercisable to the extent set forth below. On and after publication of a written determination by the Board or a committee thereof which is authorized to do so that the Company has met at least eighty seven and one-half percent (87.5 %) of its Performance Goals for the last twelve (12) full months and at least ninety percent (90%) of its cumulative Performance Goals for the completed fiscal years (if any) and the Interim Period (as defined below) (based on months elapsed), the Board or such

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                  committee shall treat the percentage of cumulative Performance
                  Goals achieved through the completed fiscal years (if any) and Interim Period as the percentage of Five Year Performance
                  Goals achieved and on that basis shall determine the Additional Exercise Rights with respect to all 10,000 TARSAP Options as to which Optionee had not otherwise acquired the vested right to exercise consistent with the method set forth in the second sentence of SECTION 4.1(b)(ii) above. The percentage of Five Year Performance
                  Goals for such period shall be computed by dividing (i) the sum of EBITDA achieved for the completed fiscal years (if any) and the Interim Period by (ii) the annual Performance Goals for the completed fiscal years (if any) and the monthly Performance Goals for the Interim Period. For purposes hereof, the term "INTERIM PERIOD" shall mean the period beginning on the first day of the then current fiscal year and ending on the last full month of that uncompleted fiscal year.

                  For purposes hereof, the term "SALE" shall mean:

                                    (w) the acquisition by any individual,
                           entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of (a) the Company or (b) the surviving entity in any reorganization, merger or consolidation (each an "ACQUISITION") involving the Company (any such entity referred to herein as the "CORPORATION") where such Acquisition causes such Person to own more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, other than acquisitions by the Thomas H. Lee Company or its affiliates;

                                    (x) approval by the shareholders of the
                           Company of a complete liquidation or dissolution of the Company;

                                    (y) the acquisition by a third party not
                           affiliated with the Company of all or substantially all of the Company's assets; or

                                    (z) individuals who constitute the Board on
                           the date of the Company's initial public sale of equity securities registered under the Securities Act (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board thereafter. Any person becoming a director subsequent to such date whose, election, or nomination for election, is, at any time, approved by a vote of at least a majority of the

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                           directors comprising the Incumbent Board shall be
                           considered a member of the Incumbent Board.

                  The accelerated vesting provided in this SECTION 4.1(b)(iii) shall take effect immediately prior to but contingent upon the Sale giving rise to such accelerated vesting. The phrase "IMMEDIATELY PRIOR TO THE SALE" shall be understood to mean sufficiently in advance of a Sale to permit the Optionee to take all steps reasonably necessary to permit the Optionee to become a shareholder of the Company as of the consummation of such Sale with respect to the TARSAP Shares subject to the accelerated vesting provided in this SECTION 4.1(b)(iii). The Board or committee thereof may in good faith shorten the Interim Period or make approximations of EBITDA during the Interim Period in order to comply with the preceding sentence.

                           (c) PARTIAL EXERCISE. Subject to the other
                  restrictions in the Plan and this Agreement, the Options may be exercised for all or a part of the Shares with respect to which each Option is exercisable under SECTION 4.1(a) and (b) above.

                  4.2 METHOD OF EXERCISE; STOCKHOLDERS AGREEMENT. Subject to
         SECTION 4.1 and the other restrictions in the Plan and this Agreement, Options are exercisable from time to time by Optionee, who shall complete, execute and deliver to the Company a Form of Exercise and Stock Transfer Power substantially in the form attached hereto or in such other form as the Company may require. Except as otherwise permitted by SECTION 6(d) of the Plan, such notice shall be accompanied by payment in full for the Shares to be purchased. Payment of the Exercise Price may be made: (i) in cash, (ii) in shares of Common Stock which either (A) were purchased by Optionee in other than a compensatory transaction, (B) have been held by Optionee free and clear for at least six (6) months prior to the use thereof to pay part or all of the Exercise Price or (C) otherwise are considered "mature" shares for purposes of generally accepted accounting principles, as determined by the Company's outside auditors, or (iii) so long as the Common Stock is publicly traded, by delivery to the Committee of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay a portion of the Exercise Price subject to this clause (iii), or a combination of the methods specified in clauses (i), (ii) and (iii), or in the sole discretion of the Committee, through a cashless exercise procedure. Optionee shall also execute and deliver to the Company a copy of the Company's Stockholders Agreement, dated as of January 20, 1999, in the form in effect at the time of exercise (as amended and modified from time to time, the "STOCKHOLDERS AGREEMENT"), if Optionee has not previously done so. Upon due exercise of any Option and (if required) execution and delivery of the Stockholders Agreement, subject to the terms and conditions in this Agreement, the Company shall issue in the name of Optionee and deliver to Optionee a certificate for the Shares in respect of which such Option shall have been exercised, but no Shares will be issued until arrangements


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




         satisfactory to Company have been made for appropriate income tax withholding, if any, pursuant to SECTION 12 hereof.

                  4.3 EXERCISE AFTER TERMINATION OF EMPLOYMENT; TERMINATION OF OPTIONS.

                           (a) DEFINITIONS. The following definitions shall be
                  applied to the capitalized terms used in this SECTION 4.3 and in SECTION 4.4 below for all purposes, unless otherwise clearly indicated:

                                    (i) "CAUSE" for termination by the Company
                           of Optionee's employment with the Company means (a) misappropriation of the Company's property, interests or opportunities; (b) violation of reasonable directions of the Company to Optionee which directions are consistent with Optionee's duties and responsibilities; (c) misconduct which causes damage to the Company or its finances or to its business relationships or reputation in the industry or the community; (d) breach or nonperformance by Optionee of his obligations provided for in this Agreement or in other material agreement between Optionee and the Company (including, without limitation, any employment or noncompetition agreement) or reasonably implied by his position; (e) the habitual drug addiction or habitual intoxication of Optionee which negatively impacts his job performance or Optionee's failure of a Company-required drug test; or (f) failure of Optionee to reasonably cooperate with an examining physician as may be required by any agreement between Optionee and the Company.

                                    (ii) "FAIR MARKET VALUE" of each Share means
                           the fair value of such share determined in good faith by the Board, based on the assumption of an arms-length transaction between a willing buyer and a willing seller, taking into account all reasonable and customary factors relevant to value including, without limitation, the fact that there may be no public market for the Company's securities , but not including any minority discount; PROVIDED that, until the first anniversary hereof, the "FAIR MARKET VALUE" of each Share shall not be less than the Original Cost of such Share.

                                    (iii) "ORIGINAL COST" for each Share shall
                           be equal to $5.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                                    (iv) "PUBLIC OFFERING" means the sale in an
                           underwritten public offering registered under the Securities Act of shares of any class of the Company's Common Stock.


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                                    (v) "TERMINATION DATE" means the date on
                           which Optionee's employment with the Company terminates, whether pursuant to an employment agreement between Optionee and the Company or otherwise.

                           (b) TERMINATION BY OPTIONEE. Upon any termination of
                  employment by Optionee, the Options may, to the extent exercisable and not terminated pursuant to SECTION 4.3(e), be exercised only within thirty (30) days after the date of such employment termination. This SECTION 4.3(b) shall not, however, extend the term of the Options beyond that specified in SECTION 4.3(e). For purposes of this SECTION 4.3(b), the extent to which the Options are exercisable shall be determined as of the date of termination of employment.

                           (c) TERMINATION BY VIRTUE OF DEATH OR DISABILITY OR
                  WITHOUT CAUSE. Upon any termination of employment of Optionee by virtue of Optionee's death or Disability or upon any termination of employment by the Company without Cause, the Options may, to the extent exercisable and not terminated pursuant to SECTION 4.3(e), be exercised only within twelve
                  (12) months after the date of such termination. This SECTION
                  4.3 (c) shall not extend the term of the Options beyond that specified in SECTION 4.3(e). For purposes of this SECTION 4.3(c), the extent to which the Options are exercisable shall be determined as of the date of termination of employment.

                           (d) TERMINATION FOR CAUSE. The Option shall terminate
                  immediately upon termination by the Company of the employment of Optionee for Cause.

                           (e) OTHER TERMINATION. The Options shall not be
                  exercisable after the earliest of (i) a Sale (PROVIDED THAT Optionee has at least five (5) business days prior to the Sale to exercise the Options or the Options are treated as exercised in connection with such Sale) or (ii) February 4, 2009.

                  4.4      REPURCHASE OPTION.

                           (a) RIGHT OF REPURCHASE. In the event Optionee ceases
                  to be employed by the Company and its Subsidiaries for any reason (the " TERMINATION"), the Shares (whether held by Optionee or one or more of Optionee's transferees) shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this SECTION 4.4 (the " REPURCHASE OPTION").

                           (b) PURCHASE PRICE. Any repurchase of Shares pursuant
                  to the Repurchase Option shall be at the " REPURCHASE PRICE" described in this SECTION


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                  4.4(b) determined as of the Termination Date. If Optionee's employment is terminated by Optionee prior to the fifth anniversary hereof or by the Company for Cause, the Repurchase Price for all of the Shares shall be the lower of (i) the Fair Market Value therefor and (ii) the Original Cost therefor. If Optionee's employment is terminated for any other reason (including, without limitation, as a result of Optionee's retirement in good standing from the Company at or after age 65 in accordance with the Company's retirement policies as in effect at that time), the Repurchase Price for all Shares shall be the Fair Market Value therefor.

                           (c) REPURCHASE BY THE COMPANY. The Company may elect
                  to purchase all or any portion of the Shares at the Repurchase Price by delivering written notice (the " REPURCHASE NOTICE") to Optionee (i) within 120 days after the Termination Date, and (ii) for Shares acquired by Optionee after the Termination Date pursuant to SECTION 4.3 above, then within 120 days after the issuance of such Shares. The Repurchase Notice shall set forth the number of Shares to be acquired from Optionee and/or his or her transferees (if any), the aggregate consideration to be paid for such securities, and the time and place for the closing of the transaction (the " REPURCHASE CLOSING"). The Company may, in its sole discretion, assign its rights pursuant to this SECTION 4.4 to the holders of its capital stock (other than Optionee and any other stockholder whose Shares are being repurchased) pro rata on the basis of the number of Shares owned (with subsequent re-offer in the event of under subscription); PROVIDED that any such assignees shall comply with the terms of this SECTION 4.4.

                           (d) REPURCHASE CLOSING. The closing of the purchase
                  of the Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice which date shall not be more than 60 days nor less than 10 days after the delivery of such notice. Subject to SECTION 4.4(e), the Company shall pay for the Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. The Company shall be entitled to receive customary representations and warranties regarding good title to such securities, free and clear of any liens or encumbrances, power and authority, due execution, and enforceability.

                           (e) CERTAIN RESTRICTIONS. Notwithstanding anything to
                  the contrary contained in this Agreement, all repurchases of Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this SECTION 4.4 shall be suspended, and the Company shall make such



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                  repurchases as soon as it is permitted to do so under such restrictions with interest at an annual rate of 7%. In addition, the Company may pay the Repurchase Price for such Shares by offsetting any bona fide debts owed by Optionee to the Company.

                           (f) TERMINATION OF REPURCHASE OPTION. The Repurchase
                  Option set forth in this SECTION 4.4 shall continue with respect to all Shares following any Transfer thereof; PROVIDED that such Repurchase Option shall terminate effective immediately after the consummation of a Sale of the Company or a Public Offering of the Company's equity securities in which the Company receives net proceeds of at least $100 million; and PROVIDED FURTHER that, with respect to each Share, the Repurchase Option with respect to such Share shall terminate immediately upon the Transfer of such Share pursuant to a Public Sale.

         5. NON-TRANSFERABILITY OF OPTIONS. The Options shall not be transferable or assignable except upon Optionee's death by will or the laws of descent and distribution and shall be exercisable, during Optionee's lifetime, only by Optionee.

         6.       PURCHASE FOR INVESTMENT; OTHER REPRESENTATIONS OF OPTIONEE;
                  LEGENDS.

                  6.1 INVESTMENT INTENT. As provided in the Plan, in the event that the offering of Shares with respect to which the Options are being exercised is not registered under the Securities Act, but an exemption is available that requires an investment representation or other representation, Optionee, if electing to purchase Shares, will be required to represent that such Shares are being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered Shares that are acquired upon exercise of the Options shall bear restrictive legends in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws or are provided for in the Stockholders Agreement or any other agreement to which Optionee is a party:

                           THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND SHALL NOT BE TRANSFERRED AT ANY TIME IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES AT SUCH TIME, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH



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         TRANSFER AT SUCH TIME WILL NOT VIOLATE THE SECURITIES ACT OR ANY
         APPLICABLE STATE SECURITIES LAWS.

                  6.2 OTHER REPRESENTATIONS. Optionee hereby represents and warrants to the Company as follows:

                           (a) ACCESS TO INFORMATION. Because of Optionee's business relationship with the Company and with the management of the Company, Optionee has had access to all material and relevant information concerning the Company, thereby enabling Optionee to make an informed investment decision with respect to his investment in the Company, and all pertinent data and information requested by Optionee from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement have been furnished. Optionee acknowledges that Optionee has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company and its representatives concerning the present and proposed business and financial condition of the Company.

                           (b) FINANCIAL SOPHISTICATION. Optionee has such knowledge and experience in financial and business matters that Optionee is capable of evaluating the merits and risks of investing in the Shares.

                           (c)      UNDERSTANDING THE INVESTMENT RISKS.
                  Optionee understands that:

                                    (i)     An investment in the Shares
                           represents a highly speculative investment, and there can be no assurance as to the success of the Company in its business; and

                                    (ii) There is at present no market for the
                           Shares and there can be no assurance that a market will develop in the future.

                           (d) UNDERSTANDING OF THE NATURE OF THE SHARES. Optionee understands and agrees that:

                                    (i) There can be no assurance that the
                           Shares will be registered under the Securities Act or any state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of Optionee contained herein, which will have to be renewed as to the Shares at the times of exercise of



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                           the Options, are essential to any claim of exemption
                           by the Company under the Securities Act and such state laws;

                                    (ii) If the Shares are not so registered,
                           the Shares will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

                                    (iii) The Option cannot be exercised and the
                           Shares will not be sold to Optionee and Optionee cannot resell or transfer the Shares without registration under the Securities Act and applicable state securities laws unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary, the cost of such opinion to be borne by the Company;

                                    (iv) Only the Company can register the
                           Shares under the Securities Act and applicable state securities laws;

                                    (v) The Company has not made any
                           representations to Optionee that the Company will register the Shares under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

                                    (vi) Optionee is aware of the conditions for
                           Optionee's obtaining an exemption for the resale of the Shares under the Securities Act and any applicable state securities laws; and

                                    (vii) The Company may, from time to time,
                           make stop transfer notations in its transfer records to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

                           (e) INVESTMENT INTENT. Optionee acknowledges that:

                                    (i)  Optionee is acquiring the Option for
                           Optionee's own account and not on behalf of any other person;

                                    (ii) Optionee is acquiring the option for
                           investment and not with a view to distribution or with the intent to divide Optionee's participation with others or resell or otherwise distribute the Options or the Shares;



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




                                    (iii) Neither Optionee nor anyone acting on
                           Optionee's behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Options or the Shares; and

                                    (iv) At the time of exercise of any Option,
                           Optionee will have to make all the representations and warranties contained in this SECTION 6 with respect to the Shares to be issued and other representations concerning investment intent as a condition of the issuance of the Shares by the Company.

         7. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any Shares pursuant to this Agreement if such issuance would result in the violation of any laws, including the Securities Act or any applicable state securities laws. The Company agrees to use its reasonable best efforts to qualify for available exemptions under the Securities Act or any applicable state securities laws which will enable it to issue Shares hereunder in compliance with applicable law.

         8. RIGHTS AS A SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to any Shares covered by the Options until the date of exercise and payment of the Exercise Price in accordance with the terms of this Agreement. Subject to SECTION 3 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         9. NO EMPLOYMENT RIGHTS. This Agreement shall not confer upon Optionee any right with respect to the continuance as an employee of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate such employment at any time.

         10. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

         11. NOTICES. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or when received if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, or by reputable overnight courier service (charges prepaid), or transmitted by facsimile with answer-back confirmation to the following address, or any other address specified, by notice duly given:

                  To Optionee at:                    D. Garrad Warren, III
                                                     26 Horizon Drive
                                                     Mendham, NJ 07945

                  To the Company at:                 United Industries Corporation
                                                     8825 Page Boulevard
                                                     St. Louis, MO 63114
                                                     Attention:  General Counsel
                                                     Telecopy: (314) 253-5947

         12. WITHHOLDINGS. Except to the extent prohibited by applicable law, Optionee may satisfy any required withholding obligation upon the exercise of an Option hereunder by either of the following methods, or by a combination of such methods: (a) tendering a cash payment or (b) delivering to the Company previously acquired Shares, or having the Company withhold Shares otherwise deliverable upon the exercise of an Option, in either case having an aggregate Fair Market Value, determined as of the date the withholding obligation arises, less than or equal to the amount of the total withholding obligation.

         13. PRO RATA EXERCISE. The Shares of Common Stock covered by this Option shall only be exercised, if at all, ratably among the Class A Shares and Class B Shares, based on the aggregate number of Class A Shares and Class B Shares subject to the Options granted hereunder.

         14. REGISTRATION OF SHARES. At any time after UIC Holdings, L.L.C., together with its affiliates, holds less than 25% of the Common Stock held by such entities as of the date hereof, Optionee shall have the right to cause the Company to register all of the Shares on a Form S-8, along with a Form S-3 reoffer prospectus, under the Securities Act of 1933, as amended from time to time, or any successor form thereto, and the Company shall use its reasonable best efforts to comply with such request in a timely manner.

         15. RULE 701 OFFERING. THE GRANT OF THE OPTION HEREUNDER (AND THE PURCHASE AND SALE OF SHARES UPON ANY EXERCISE OF THE OPTION PURSUANT TO THE TERMS HEREOF) IS MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 701, PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.

                              *   *   *   *   *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                              UNITED INDUSTRIES CORPORATION


                                              By:
                                                 ---------------------------
                                              Name:   STEPHEN R. BRIAN
                                              Title:  PRESIDENT & CEO

                                              OPTIONEE:



                                              ------------------------------
                                              D. GARRAD WARREN, III

                                    ANNEX I

The Performance Goal with respect to each fiscal year from 1999 through 2003 is as follows:

          FISCAL YEAR                            PERFORMANCE GOAL
          -----------                            ----------------
             1999*                                $  85,400,000
             2000                                   111,200,000
             2001                                   123,100,000
             2002                                   133,000,000
             2003                                   143,800,000
                                                  -------------
          Aggregate                                $596,500,000
                                                  -------------
                                                  -------------

*Including any portion of calendar 1999 prior to closing.

                  These Performance Goals have been calculated without deduction for any expenses associated with the recapitalization effectuated by the Company on January 20, 1999 or any relocation expenses of the Company's new president, and the measurement of the Company's actual performance shall similarly be calculated without deduction for such items. These Performance Goals have already been reduced to reflect (i) the Company's revised aviation budget, (ii) management fees payable to Thomas H. Lee Company and/or its affiliates, (iii) consulting and directors fees payable to David Jones and David Pratt and (iv) the salary and bonus payable to the Company's new president.

                           UNITED INDUSTRIES CORPORATION
                     FORM OF EXERCISE AND STOCK TRANSFER POWER


United Industries Corporation
8825 Page Boulevard
St. Louis, MO 63114

Ladies and Gentlemen:

                  Reference is made to the Stock Option Agreement between United Industries Corporation (the "COMPANY") and me (the "OPTION AGREEMENT"), whereby on ________________, 1999, I was granted an option to purchase all or any part of an aggregate of 50,000 shares (the "CLASS A SHARES") of the Company's Class A Voting Common Stock, par value $0.01 per share and 50,000 shares (the "CLASS B SHARES" and, together with the Class A Shares (the "SHARES") of the Company's Class B Non-Voting Common Stock, par value $0.01 per share (collectively, "COMMON STOCK"), at $5.00 per share. I hereby exercise my right to purchase _________ Shares (on a pro rata basis among the Class A Shares and the Class B Shares) (the "EXERCISED SHARES") of Common Stock at said price and deliver to you herewith the full purchase price of such Exercised Shares, as follows:

         / /      Cash or check in the amount $               ;
                                            ---------------

         / / Previously owned shares of Common Stock having a Fair Market Value (as defined in the Option Agreement) equal to $_______ as of the date hereof, and otherwise in accordance with
                  Section 4.2 of the Option Agreement; and/or

         / / If the Common Stock is publicly traded, by delivery to the Company of the attached copy of irrevocable broker instructions to deliver promptly to the Company $_______ of loan proceeds, or $_________ of proceeds of the sale of Exercised Shares of Common Stock deliverable upon exercise of the option represented by the Option Agreement.

                  I understand that no Exercised Shares will be issued until arrangements satisfactory to the Company have been made for appropriate income tax withholding, if any, and I have executed the Company's Stockholders Agreement (the "STOCKHOLDERS AGREEMENT").

                  In the event that the Exercised Shares have not been registered under the Securities Act of 1933, as amended from time to time, upon the date hereof, I hereby represent and warrant to the Company as follows:

1. Because of my business relationship with the Company and with the management of the Company, I have had access to all material and relevant information concerning the Company, thereby enabling me to make an informed investment decision with respect to my investment in the Company, and all pertinent data and information requested by me from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of the Option Agreement have been furnished. I acknowledge that I have had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company and its representatives concerning the present and proposed business and financial condition of the Company.

2. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investing in the Exercised Shares.

3.       I understand that:

         (a) An investment in the Exercised Shares represents a highly speculative investment, and there can be no assurance as to the success of the company in its business; and

         (b) There is at present no market for the Exercised Shares and there can be no assurance that a market will develop in the future.

4.       I understand and agree that:

         (a) There can be no assurance that the Exercised Shares will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and my representations and warranties contained herein are essential to any claim of exemption by the Company under the Securities Act and such state laws;

         (b) If the Exercised Shares are not so registered, the Exercised Shares will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

         (c) I cannot resell or transfer the Exercised Shares without registration under the Securities Act and applicable state securities laws unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary, the cost of such opinion to be borne by the Company;

         (d) Only the Company can register the Exercised Shares under the Securities Act and applicable state securities laws;

         (e) The Company has not made any representations to me that the Company will register the Exercised Shares under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

         (f) I am aware of the conditions for obtaining an exemption for the resale of the Exercised Shares under the Securities Act and any applicable state securities laws;

         (g) The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the Securities Act, and any applicable state securities laws, and any additional restrictions imposed by state securities administrators; and

         (h) I understand that stock certificates evidencing the Exercised Shares shall bear restrictive legends as more particularly described in the Option Agreement and the Stockholders Agreement.

5.       I acknowledge that:

         (a) I am acquiring the Exercised Shares for my own account and not on behalf of any other person;

         (b) I am acquiring the Exercised Shares for investment and not with a view to distribution or with the intent to divide my participation with others or resell or otherwise distribute the Exercised Shares; and

         (c) Neither I nor anyone acting on my behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Exercised Shares.

6. I acknowledge and understand that an investment in the Shares involves a high degree of risk and my entire investment could be lost, and that these risks include, but are not limited to, the following:

         (a) The manufacture and sale of the Company's products is highly competitive, and the Company competes with a number of other companies, some of which may be larger and better capitalized. In response to such competition, the Company may be required to lower selling prices to maintain or increase market share, and such measures could adversely affect the Company's gross margins and operating results.

         (b) The Company may be a party to administrative actions and lawsuits, including product liability claims involving its products. An adverse final judgment in any such proceeding or related actions could have a material adverse effect on the Company's financial condition.

         (c) UIC Holdings, L.L.C., owns in excess of 90% of the voting shares of the Company. Accordingly, the UIC Holdings, L.L.C. may elect the Company's directors and amend the Company's certificate of incorporation, effect a merger, sale of assets or other business acquisition or disposition, and otherwise control the outcome of many actions requiring stockholder approval.

         (d) The Company is highly leveraged and is capitalized with a significant amount of senior and subordinated debt. The rights of the holders of the Common Stock are junior to the rights held by the senior lenders and the holders of subordinated debt of the Company. Any proceeds on a sale of the Company or on liquidation, dissolution or winding up of the Company would first be used to pay outstanding debt incurred by the Company. There is no guarantee that the Company can repay its obligations to those with rights senior to the holders of Common Stock or that any money will be available for distribution to holders of Common Stock.

         (e) Upon termination of employment, the Company has the right (but not the obligation) to purchase all or a portion of the Exercised Shares. As a result, I could be required to hold the Exercised Shares for a period of time after the termination of my employment with the Company.

         (f) The financial performance of the Company is largely dependent on the capabilities of its senior management. The retention of the key members of management is critical to the success of the Company. Loss of key personnel could lead to poor execution of operating strategies, lost sales and could adversely impact the Company's operating results.

                                Signature
                                              ---------------------------------
                                              D. Garrad Warren, III



                                Address:      26 Horizon Drive
                                              Mendham, NJ 07945



                                Social Security No.:  ###-##-####